FOR IMMEDIATE RELEASE

Contact:  Michele M. Thompson
President and Chief Financial Officer
Phone:  (219) 362-7511
Fax:  (219) 326-6048

LAPORTE BANCORP, INC. ANNOUNCES SECOND QUARTER 2013 EARNINGS

LaPorte, Indiana, July 23, 2013 – LaPorte Bancorp, Inc. (the “Company”) (Nasdaq:  LPSB), the holding company for The LaPorte Savings Bank (the “Bank”), reported net income of $1.1 million, or $0.20 per diluted share for the three months ended June 30, 2013 versus $1.0 million, or $0.17 per diluted share for the comparable period of 2012.  “The Company continues to demonstrate a solid year-over year increase in earnings, while managing the continued pressure on interest rate margins,” said Lee A. Brady, Chief Executive Officer of LaPorte Bancorp, Inc.  Brady continued, “We will continue our efforts to prudently deploy the additional capital raised at the end of 2012, which will assist in increasing overall interest income.”  The Company further reported net income of $2.2 million, or $0.38 per diluted share for the six months ended June 30, 2013 as compared to net income of $2.0 million, or $0.33 per diluted share for the six months ended June 30, 2012.

The following table is a summary of the Company’s consolidated net income for the three months ended June 30, 2013 and 2012.

	Three Months Ended
	June 30, 2013	June 30, 2012	Dollar Change	Percentage Change
	(Unaudited) (Dollars in thousands)
Interest income	$4,417	$4,876	$(459)	(9.4%)
Interest expense	850	1,142	(292)	(25.6%)
Net interest income	3,567	3,734	(167)	(4.5%)
Provision for loan losses	103	303	(200)	(66.0%)
Net interest income after provision for loan losses	3,464	3,431	33	1.0%
Noninterest income	901	692	209	30.2%
Noninterest expense	2,861	2,779	82	3.0%
Income before income tax expense	1,504	1,344	160	11.9%
Income tax expense	355	302	53	17.5%
Net income	$1,149	$1,042	$107	10.3%

The following table sets forth the average balance sheet, average annualized yield and cost and certain other information for the three months ended June 30, 2013 and 2012.  No tax-equivalent yield adjustments were made.  All average balances are daily average balances.  Nonaccrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The annualized yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	For the Three Months Ended June 30,
	2013			2012
	Average Outstanding Balance	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost
	(Unaudited) (Dollars in thousands)
Assets:
Loans	$268,559	$3,541	5.27%	$284,568	$3,999	5.62%
Taxable securities	104,191	468	1.80	87,315	497	2.28
Tax exempt securities	42,925	353	3.29	37,028	343	3.71
Federal Home Loan Bank of Indianapolis stock	3,817	33	3.46	3,817	27	2.83
Fed funds sold and other interest-earning deposits	20,436	22	0.43	9,276	10	0.43
Total interest-earning assets	439,928	4,417	4.02%	422,004	4,876	4.62%
Noninterest-earning assets	40,602			39,899
Total assets	$480,530			$461,903

Liabilities and equity:
Savings deposits	$58,658	$8	0.05%	$53,379	$7	0.05%
Money market/NOW accounts	115,474	98	0.34	105,244	121	0.46
CDs and IRAs	114,239	442	1.55	140,734	630	1.79
Total interest bearing deposits	288,371	548	0.76	299,357	758	1.01
FHLB advances	46,240	231	2.00	51,819	313	2.42
Subordinated debentures	5,155	70	5.43	5,155	70	5.43
Other secured borrowings	520	1	0.77	370	1	1.08
Total interest-bearing liabilities	340,286	850	1.00	356,701	1,142	1.28
Noninterest-bearing demand deposits	50,102			42,296
Other liabilities	5,425			5,706
Total liabilities	395,813			404,703
Equity	84,717			57,200
Total liabilities and equity	$480,530			$461,903

Net interest income		$3,567			$3,734
Net interest rate spread			3.02%			3.34%
Net interest-earning assets	$99,642			$65,303
Net interest margin			3.24%			3.54%
Average interest-earning assets to interest-bearing liabilities			129.28%			118.31%

Net interest income decreased $167,000, or 4.5%, to $3.6 million for the three months ended June 30, 2013 from $3.7 million for the prior year period.  Net interest margin decreased to 3.24% for the three months ended June 30, 2013 compared to 3.54% for the prior year period.  The decrease in the net interest margin was primarily attributable to a decrease in interest income on loans of $458,000 due to the low interest rate environment, as well as a decrease in average outstanding loan balances over the same time period.  This decrease in loan interest income was partially offset by a decrease in interest expense on deposits and borrowings totaling $292,000.  “Continued pressure on net interest margin has, and will remain, a concern for our industry and we are certainly focused on this as well,” noted Brady.  “Over the last few years we have been able to shift a significant percentage of our deposit mix from fixed rate, certificates of deposit and into lower cost interest-bearing and noninterest-bearing demand deposits and money market accounts, which we plan to continue to do going forward in an effort to lower our cost of funds.”

Interest income decreased $459,000, or 9.4%, to $4.4 million for the three months ended June 30, 2013 compared to $4.9 million for the prior year period.  Interest expense decreased $292,000, or 25.6%, to $850,000 for the three months ended June 30, 2013 compared to $1.1 million for the prior year period.  Interest and fee income on commercial real estate loans decreased $140,000 for the three months ended June 30, 2013 when compared to the prior year period due to a decrease in average outstanding balances and the average yield of such loans. Residential mortgage loan interest and fee income decreased $135,000 for the three months ended June 30, 2013 when compared to the prior year period due to the continued decrease in average outstanding balances and the average yield of such loans.  Brady noted, “We continue to focus on profitable growth in our commercial business lines which does not happen quickly in this competitive environment. We are confident in the lending team we have been able to put in place and in their ability to grow this line of business over time.”

Noninterest income increased $209,000, or 30.2%, to $901,000 for the three months ended June 30, 2013 from $692,000 for the prior year period.  The primary reason for the increase in noninterest income was due to a $149,000 increase in net gains on sales of securities for the three months ended June 30, 2013 when compared to the prior year period.  During the second quarter, management elected to sell a portion of collateralized mortgage obligations and reinvest the proceeds into adjustable rate mortgage-backed securities to protect against a significant impact on earnings if interest rates increase in the future, and were able to record the additional securities gains.  Also impacting the increase in noninterest income for the three months ended June 30, 2013 was a decrease in losses on other assets of $33,000 due to a decrease in the amount of write downs recorded on other real estate owned properties when compared to the prior year period.

Noninterest expense for the three months ended June 30, 2013 increased $82,000, or 3.0%, to $2.9 million compared to $2.8 million for the prior year period.  This increase in noninterest expense was primarily due to an increase in salaries and wages expense due to annual merit pay increases in addition to the increased expense related to the release of additional unearned ESOP shares which were purchased through our second step conversion which was completed in the fourth quarter of 2012.

The following table is a summary of the Company’s consolidated net income for the six months ended June 30, 2013 and 2012.

	Six Months Ended
	June 30, 2013	June 30, 2012	Dollar Change	Percentage Change
	(Unaudited) (Dollars in thousands)
Interest income	$8,857	$9,873	$(1,016)	(10.3%)
Interest expense	1,724	2,370	(646)	(27.3%)
Net interest income	7,133	7,503	(370)	(4.9%)
Provision for loan losses	106	531	(425)	(80.0%)
Net interest income after provision for loan losses	7,027	6,972	55	0.8%
Noninterest income	1,807	1,281	526	41.1%
Noninterest expense	5,908	5,735	173	3.0%
Income before income tax expense	2,926	2,518	408	16.2%
Income tax expense	689	549	140	25.5%
Net income	$2,237	$1,969	$268	13.6%

The following table sets forth the average balance sheet, average annualized yield and cost and certain other information for the six months ended June 30, 2013 and 2012.  No tax-equivalent yield adjustments were made.  All average balances are daily average balances.  Nonaccrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The annualized yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	For the Six Months Ended June 30,
	2013			2012
	Average Outstanding Balance	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost
	(Unaudited) (Dollars in thousands)
Assets:
Loans	$270,959	$7,118	5.25%	$287,898	$8,108	5.63%
Taxable securities	98,816	930	1.88	88,299	1,000	2.27
Tax exempt securities	41,440	695	3.35	37,405	695	3.72
Federal Home Loan Bank of Indianapolis stock	3,817	67	3.51	3,817	55	2.88
Fed funds sold and other interest-earning deposits	22,764	47	0.41	7,376	15	0.41
Total interest-earning assets	437,796	8,857	4.05%	424,795	9,873	4.65%
Noninterest-earning assets	40,172			40,073
Total assets	$477,968			$464,868

Liabilities and equity:
Savings deposits	$58,007	$16	0.06%	$52,447	$14	0.05%
Money market/NOW accounts	116,116	204	0.35	103,050	241	0.47
CDs and IRAs	114,470	906	1.58	141,353	1,301	1.84
Total interest bearing deposits	288,593	1,126	0.78	296,850	1,556	1.05
FHLB advances	43,383	458	2.11	58,160	635	2.18
Subordinated debentures	5,155	139	5.39	5,155	140	5.43
FDIC guaranteed unsecured borrowings	—	—	—	1,232	37	6.01
Other secured borrowings	278	1	0.72	315	2	1.27
Total interest-bearing liabilities	337,409	1,724	1.02	361,712	2,370	1.31
Noninterest-bearing demand deposits	50,516			40,540
Other liabilities	5,562			5,861
Total liabilities	393,487			408,113
Equity	84,481			56,755
Total liabilities and equity	$477,968			$464,868

Net interest income		$7,133			$7,503
Net interest rate spread			3.02%			3.34%
Net interest-earning assets	$100,387			$63,083
Net interest margin			3.26%			3.53%
Average interest-earning assets to interest-bearing liabilities			129.75%			117.44%

Net interest income decreased $370,000, or 4.9%, to $7.1 million for the six months ended June 30, 2013 from $7.5 million for the prior year period.  Net interest margin decreased to 3.26% for the six months ended June 30, 2013 compared to 3.53% for the prior year period.  The decrease in the net interest margin was partially due to a decrease in interest income on loans of $990,000 due to the low interest rate environment, as well as a decrease in average outstanding loan balances over the same time period.  This decrease in loan interest income was partially offset by a decrease in interest expense on deposits and borrowings totaling $646,000.

Interest income decreased $1.0 million, or 10.3%, to $8.9 million for the six months ended June 30, 2013 compared to $9.9 million for the prior year period.  Interest expense decreased $646,000, or 27.3%, to $1.7 million for the six months ended June 30, 2013 compared to $2.4 million for the prior year period.  Interest and fee income on residential mortgage loans decreased $326,000 for the six months ended June 30, 2013 when compared to the prior year period due to the continued decrease in average outstanding balances and the average yield of such loans.  Commercial real estate loan interest and fee income decreased $288,000 for the six months ended June 30, 2013 when compared to the prior year period due to a decrease in average outstanding balances and the average yield of such loans.

Noninterest income increased $526,000, or 41.1%, to $1.8 million for the six months ended June 30, 2013 from $1.3 million for the prior year period.  The primary reason for the increase in noninterest income was due to a $293,000 increase in net gains on sales of securities for the six months ended June 30, 2013 when compared to the prior year period.  Gains on mortgage banking activities increased $87,000 for the six months ended June 30, 2013 when compared to the prior year period due to an increase in refinance activity, primarily during the first quarter of 2013.  Also impacting the increase in noninterest income for the six months ended June 30, 2013 was a decrease in losses on other assets of $92,000 due to a decrease in the amount of write downs recorded on other real estate owned properties when compared to the prior year period.

Noninterest expense for the six months ended June 30, 2013 increased $173,000, or 3.0%, to $5.9 million compared to $5.7 million for the prior year period.  This increase in noninterest expense was primarily due to an increase in salaries and wages expense of $90,000 for the six months ended June 30, 2013 when compared to the prior year period due to annual merit pay increases in addition to the increased expense related to the release of additional unearned ESOP shares which were purchased through our second step conversion which was completed in the fourth quarter of 2012.  Data processing expense increased $61,000 for the six months ended June 30, 2013 when compared to the prior year period due to an increase in processing expenses related to the establishment of a real estate investment trust and annual fees related to the Bank’s mobile banking service.  The real estate investment trust company was established in January 2013 and the Bank’s mobile banking service was implemented beginning in June 2012.

Asset quality metrics continued to improve during the first half of 2013.  Total nonperforming loans decreased $2.1 million to $6.3 million at June 30, 2013 compared to $8.4 million at December 31, 2012, and total nonperforming assets decreased $1.5 million to $7.7 million at June 30, 2013.  The allowance for loan losses to nonperforming loans was 67.5% at June 30, 2013 compared to 51.5% at December 31, 2012.  Provision for loan losses for the three months ended June 30, 2013 totaled $103,000 compared to $303,000 for the prior year period.  For the six months ended June 30, 2013, provision for loan losses totaled $106,000 compared to $531,000 for the prior year period.  The decrease in provision amounts for both time periods was primarily due to a decrease in the total outstanding balance of loans when compared to December 31, 2012.  Gross loans decreased, $43.8 million, or 13.8%, to $274.1 million at June 30, 2013 compared to $318.0 million at December 31, 2012.  The provision amounts recorded reflect management’s continuing assessment of the credit quality of the Company’s loan portfolio, which is impacted by various trends, including current economic conditions.  At June 30, 2013, nonperforming loans to total loans ratio was 2.29% compared to 2.63% at December 31, 2012.  At June 30, 2013, nonperforming assets to total assets ratio was 1.58% compared to 1.88% at December 31, 2012.  The allowance for loan losses to total loans ratio increased to 1.55% at June 30, 2013 compared to 1.35% at December 31, 2012.  The increase in the allowance for loan losses to total loans ratio was due to both a decrease in net loans of $43.8 million and an increase in specific reserve allocations of $379,000 when comparing June 30, 2013 to December 31, 2012.

Total assets at June 30, 2013 decreased $6.5 million, or 1.3%, to $486.2 million compared to $492.8 million at December 31, 2012 due to a decrease in gross loans which was offset by an increase in securities available for sale.  Total deposits at June 30, 2013 decreased $5.8 million, or 1.7%, to $343.1 million from $349.0 million at December 31, 2012 due to a decrease in noninterest bearing deposit accounts of $4.0 million and a decrease in customer time deposits of $3.7 million which were partially offset by increases in interest-bearing checking and savings accounts.  Total shareholders’ equity decreased to $82.9 million at June 30, 2013, compared to $84.1 million at December 31, 2012 primarily due to a decrease in accumulated other comprehensive income, attributable to the decrease in unrealized securities gains in the portfolio as a result of the increase in interest rates during the second quarter of 2013.  The decrease was partially offset by an increase in retained earnings.  At June 30, 2013, the Bank was considered well capitalized and exceeded its applicable regulatory capital requirements with Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios of 14.0%, 20.1% and 21.3%, respectively.

LaPorte Bancorp, Inc. is a Maryland chartered stock holding company.  The Company is headquartered at 710 Indiana Avenue, LaPorte, Indiana.  Founded in 1871, The LaPorte Savings Bank is an Indiana-chartered savings bank that operates eight full service locations in the LaPorte and Porter County regions in Northwest Indiana.  As a community-oriented savings bank, the Bank offers a variety of deposit and loan products to individuals and small businesses.  Investors may obtain additional information about LaPorte Bancorp, Inc. and the Bank on the internet at www.laportesavingsbank.com under Investor Relations.  All information at and for the periods ended June 30, 2013 and 2012 has been derived from unaudited financial information.

LAPORTE BANCORP, INC.
Selected Financial Data and Ratios
(Unaudited)
(Dollars in thousands)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Balance Sheet Data
Total assets	$486,221	$484,248	$492,755	$485,138	$478,550
Cash and cash equivalents	11,758	4,704	6,857	7,429	7,614
Interest-earning time deposits in other financial institutions	7,631	7,876	7,141	3,430	2,940
Investment securities	152,739	139,097	125,620	121,682	123,515
Federal Home Loan Bank stock	3,817	3,817	3,817	3,817	3,817
Loans held for sale, at fair value	2,007	2,296	1,155	1,917	1,692
Loans, gross	274,153	295,727	318,000	316,149	308,355
Allowance for loan losses	4,237	4,220	4,308	4,305	4,268
Deposits	343,148	340,526	348,970	363,394	342,736
Federal Home Loan Bank of Indianapolis advances	50,023	47,712	49,009	51,711	66,537
Other borrowings	5,155	6,155	5,155	5,155	5,985
Shareholders’ equity	82,855	84,611	84,055	59,311	57,702

Credit Quality
Total nonperforming assets	$7,706	$9,133	$9,260	$9,026	$8,119
Total nonperforming loans	6,276	7,813	8,358	8,182	7,210

Asset Quality Ratios
Nonperforming assets to total assets	1.58%	1.89%	1.88%	1.86%	1.70%
Nonperforming loans to total loans	2.29%	2.64%	2.63%	2.59%	2.34%
Allowance for loan losses to nonperforming loans	67.52%	54.01%	51.54%	52.62%	59.21%
Allowance for loan losses to total loans	1.55%	1.43%	1.35%	1.36%	1.38%
Net charge-offs to average loans outstanding (QTD annualized)	0.13%	0.13%	0.20%	0.42%	0.00%

LAPORTE BANCORP, INC.
Selected Financial Data and Ratios

(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012		June 30, 2012
Income Statement Data
Interest income	$4,417	$4,440	$4,863	$5,096		$4,876
Interest expense	850	874	952	1,070		1,142
Net interest income	3,567	3,566	3,911	4,026		3,734
Provision for loan losses	103	3	153	353		303
Net interest income after provision for loan losses	3,464	3,563	3,758	3,673		3,431
Noninterest income	901	906	782	1,097		692
Noninterest expense	2,861	3,047	3,244	2,803		2,779
Income before income tax expense	1,504	1,422	1,296	1,967		1,344
Income tax expense	355	334	351	596		302
Net income	$1,149	$1,088	$945	$1,371		$1,042

Net income per share:
Basic	$0.20	$0.19	$0.16	$0.23		$0.17	1
Diluted	$0.20	$0.19	$0.16	$0.23	1	$0.17	1

Book value per share	$13.35	$13.64	$13.55	$9.65	1	$9.39	1
Tangible book value per share	$11.94	$12.22	$12.13	$8.21	1	$7.95	1

Return on average assets (QTD annualized)	0.94%	0.92%	0.79%	1.15%		0.90%
Return on average equity (QTD annualized)	5.30%	5.17%	4.97%	9.38%		7.29%
Net interest margin (QTD annualized)	3.26%	3.27%	3.54%	3.69%		3.54%
Efficiency ratio	66.09%	68.12%	69.12%	54.73%		62.79%
---------------------------
1 Share and per share information for periods prior to the Company's conversion on October 4, 2012 have been revised to reflect the 1.3190:1 conversion ratio on shares outstanding held by the former mutual holding company that were not publicly traded.

LAPORTE BANCORP, INC.
Selected Financial Data and Ratios
(Unaudited)
(Dollars in thousands)

	June 30, 2013	December 31, 2012

Nonaccrual loans:
Real estate:
One- to four-family	$1,763	$1,831
Five or more family	—	—
Commercial	820	2,642
Construction	—	—
Land	2,842	2,985
Total real estate	$5,425	$7,458
Consumer and other loans:
Home Equity	37	53
Commercial	—	—
Automobile and other	4	5
Total consumer and other loans	41	58
Total nonaccruing troubled debt restructured	810	842
Total nonaccrual loans	$6,276	$8,358

Loans greater than 90 days delinquent and still accruing:
Real estate:
One- to four-family	$—	$—
Five or more family	—	—
Commercial	—	—
Construction	—	—
Land	—	—
Total real estate	$—	$—
Consumer and other loans:
Home Equity	—	—
Commercial	—	—
Automobile and other	—	—
Total consumer and other loans	—	—

Total nonperforming loans	$6,276	$8,358

Foreclosed assets:
One- to four-family	$463	$133
Five or more family	—	—
Commercial	674	384
Construction	—	—
Land	293	385
Consumer	—	—
Business assets	—	—
Total foreclosed assets	$1,430	$902
Total nonperforming assets	$7,706	$9,260

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions.  LaPorte Bancorp, Inc. undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.